UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

WM Coffman LLC (“WMC”), a wholly owned subsidiary of P&F Industries, Inc. (the “Registrant”) entered into a Forbearance and Amendment Agreement (the “Forbearance Agreement”) dated as of February 22, 2010 with PNC Bank, National Association, as Lender and Agent (“PNC”) relating to the Revolving Credit, Term Loan and Security Agreement, dated as of June 8, 2009 (the “Loan Agreement”), among Purchaser and PNC, as Lender and Agent.  Pursuant to the Forbearance Agreement, during the period (the “Forbearance Period”) from the effective date of the Forbearance Agreement (the “Effective Date”) through the earlier of (i) August 31, 2010 and (ii) the date of any Forbearance Default (as defined in the Forbearance Agreement), PNC agreed to forbear from the exercise of its rights and remedies under the Loan Agreement and the Other Documents (as defined in the Loan Agreement) with respect to the Designated Defaults (as defined in the Forbearance Agreement) or as otherwise provided for in the Loan Agreement.  All Obligations (as defined in the Loan Agreement) shall be accelerated and declared due and payable in full at the end of the Forbearance Period.

Among other things, the Forbearance Agreement also (1) amended the Applicable Margins for Revolving Advances and Term Loans (as such terms are defined in the Loan Agreement), (2) reduced the Maximum Revolving Advance Amount (as defined in the Loan Agreement) to $7,000,000 from $10,866,000 and (3) established new covenants of WMC pursuant to which, among other things, WMC agreed that it would, as of the respective dates set forth in the Forbearance Agreement (a) not make any payments, repayments or reimbursements to any guarantor or affiliate with respect to certain indebtedness and capital contributions; (b) adhere to certain minimum monthly threshold cash receipt and maximum cash disbursement limits; (c) provide PNC with certain weekly cash flow and related information; (d) engage a chief restructuring officer which shall be responsible for, among other things, analyzing and reporting on the present and projected business operations and financial condition of WMC and assisting and advising WMC in developing and implementing business plans; (e) engage an investment banker in connection with entering into a Transaction (as defined in the Forbearance Agreement); (f) deliver a term sheet, letter of intent or similar document by a suitable third-party relating to a Transaction and (g) deliver to PNC a financial and operational long-term business plan.

Additionally, pursuant to the Forbearance Agreement, PNC (A) released $350,000 of availability reserves established pursuant to Section 2.1(a) of the Loan Agreement and agreed to release an additional $100,000 upon additional conditions being met, however, no assurance can be given that such additional conditions shall be met, (B) agreed not to institute the Default Rate (as defined in the Loan Agreement) during the Forbearance Period and (C) agreed that WMC’s failure to adhere to the covenants set forth in Section 6.5(a) of the Loan Agreement shall not be an Event of Default under the Loan Agreement.

Contemporaneously with the Forbearance Agreement, Richard Horowitz (“Mr. Horowitz”), the Chairman, President and Chief Executive Officer of the Registrant, and a manager and officer of WMC and the Christopher John Kliefoth Revocable Trust UA 07-10-2007 (together with Mr. Horowitz, the “Junior Participants”), the trustee of which is an officer of WMC and other subsidiaries of the Registrant, entered into a Junior Participation Agreement, dated as of February 22, 2010 (the “Junior Participation Agreement”) with PNC.  Pursuant to the Junior Participation Agreement, the Junior Participants purchased a junior and subordinate secured “last out” participation in the Revolving Advances (as defined in the Loan Agreement) in the aggregate amount of $250,000 (the “Junior

Participation”).  All amounts payable to the Junior Participants (whether regarding principal, interest or otherwise) shall be payable by PNC only on the termination of all of the transactions of WMC with PNC, and only out of any surplus received by PNC remaining after the payment in full in cash to PNC of all Obligations owing to PNC.  Such investment was a condition of effectiveness of the Forbearance Agreement, with such amount to be used to increase the amounts otherwise available to WMC under the Loan Agreement.

The forgoing summaries of the Forbearance Agreement and the Junior Participation Agreement are qualified in their entirety by the terms and provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Reference is made to Item 1.01 which is hereby incorporated herein, to the extent applicable.

Item 8.01.	Other Events

On February 22, 2010, the Registrant and the Junior Participants (which for the purposes of this Item 8.01 shall also include Christopher Kliefoth, individually) entered into an indemnity agreement pursuant to which the Registrant agreed to indemnify, protect and hold harmless the Junior Participants from and against any and all damages, losses, liabilities, obligations, penalties, judgments, costs or expense resulting from any claim, litigation, demand, suit, action or proceeding made or commenced against the Junior Participants arising from or relating to the Junior Participation.  The Registrant is not required to make any payments under such indemnification for, among other reasons, (i) any loss, direct or indirect, of principal and/or interest that may be suffered by the Junior Participants (including failure of the Junior Participants to obtain repayment of the Junior Participation) and (ii) any fraud or knowing violation of law, gross negligence, willful misconduct, breach of a fiduciary duty or engagement in conduct that would not otherwise be subject to indemnification.  The indemnification summarized above was negotiated and approved on behalf of the Registrant by a special committee of independent directors of the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1

Forbearance and Amendment Agreement, dated as of February 22, 2010, by and among WM Coffman LLC, the financial institution set forth on the signature pages thereto (“Lenders”) and PNC Bank, National Association, as agent for Lenders (the “Agent”).

	10.2	Junior Participation Agreement, dated as of February 22, 2010, by and among Richard Horowitz, the Christopher John Kliefoth Revocable Trust UA 07-10-2007, the Lenders and the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: February 26, 2010

By	/s/ Joseph A. Molino. Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer